UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

(1)    On May 2, 2024, Conduent Incorporated (the "Company") notified Bank of America, N.A., the Administrative Agent for its Credit Agreement, that it intends to voluntarily prepay $164 million of the outstanding balance of the Senior Secured Term Loan B.
(2)    On May 3, 2024, the Company issued a press release announcing that the Company, through its subsidiary, Conduent Business Services, LLC (“CBS”), entered into a definitive agreement to sell the Company’s Casualty Claims Solutions business to MedRisk. The sale is for $240 million in cash and is subject to customary purchase price adjustments. The purchase price represents approximately 9.5 times the adjusted EBITDA of the disposed business. The consummation of the transaction is subject to regulatory approval and the satisfaction or waiver of customary closing conditions and is expected to close during the third quarter of 2024.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 03, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Forward-Looking Statements
This Report and any exhibits to this Report may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended (the “Litigation Reform Act”). The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” “continue to,” “endeavor,” “if,” “growing,” “projected,” “potential,” “likely,” “see,” “ahead,” “further,” “going forward,” “on the horizon,” and similar expressions, as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but may not be limited to, statements regarding the expectation that the sale of the Company’s Casualty Claims Solutions business to MedRisk will be consummated and the timing of such consummation. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied herein as anticipated, believed, estimated, expected or intended or using other similar expressions. In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Report, any exhibits to this Report and other public statements we make. Important factors and uncertainties that could cause actual results to differ materially from those in our forward-looking statements include, but are not limited to: the Company’s ability to realize the benefits anticipated from the sale of the Company’s Casualty Claims Solutions business to MedRisk, including as a result of a delay or failure to obtain certain required regulatory approvals or the failure of any other condition to the closing of the transaction such that the closing of the transaction is delayed or does not occur; unexpected costs, liabilities or delays in connection with the proposed transaction; the significant transaction costs associated with the proposed transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of our common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; our inability to retain and hire key personnel; the risk that certain contractual restrictions contained in the definitive transaction agreement during the pendency of the proposed transaction could adversely affect our ability to pursue business opportunities or strategic transactions; and other factors that are set forth in the “Risk Factors” and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this Report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: May 6, 2024

CONDUENT INCORPORATED

By:	/s/ STEPHEN WOOD
Stephen Wood
Executive Vice President and Chief Financial Officer